UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2011

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2011, Lakes Florida Development, LLC (“Lakes Development”), an indirect wholly owned subsidiary of Lakes Entertainment, Inc., entered into a joint venture with Dania Entertainment Center, LLC (“DEC”) for the management and redevelopment of the existing Dania Jai Alai fronton in Dania Beach, Florida, to convert it into a destination casino which will include slot machines, Jai Alai, entertainment, a variety of bars and restaurants and other related amenities (the “Casino”). DEC previously entered into an asset purchase agreement to purchase the Dania Jai Alai fronton from Boyd Gaming Corporation, which is scheduled to close before the end of the year (“Boyd Acquisition”). Lakes made an initial $4.0 million investment in the joint venture via a convertible promissory note that will automatically convert to equity on the closing of the Boyd Acquisition. If the Boyd Acquisition does not close, Lakes would likely lose such investment. Such investment was used to reimburse DEC for the non-refundable deposit it made under the Boyd Acquisition asset purchase agreement, and other development expenses. Under the joint venture agreement, Lakes has the right to invest an additional $6.0 million when the Boyd Acquisition closes, which Lakes currently intends to fund. Lakes’ ownership percentage of the Casino will depend upon the terms of the additional financing necessary to fund the Boyd Acquisition and the redevelopment of the Casino.

Also on August 23, 2011, Lakes Florida Casino Management, LLC (“Lakes Management”), an indirect wholly owned subsidiary of Lakes Entertainment, Inc. entered into a Development Services and Management Agreement (“Management Agreement”) with Dania, wherein Lakes agrees to perform certain development and management services for the redevelopment and management of the Casino. The Management Agreement may be terminated only upon mutual agreement, upon a material default by Lakes Management (as that term is defined in the Management Agreement), or if Lakes Development does not invest the additional $6.0 million and the Boyd Acquisition closes. If the Management Agreement is terminated for Lakes Development’s failure to fund, Lakes Management will be paid a development fee of $250,000. As compensation for its services under the Management Agreement, for each fiscal year of the Casino’s operation, Lakes’ Management shall be entitled to compensation equal to a monthly fee in the amount of two percent (2%) of total revenues, plus a monthly incentive fee equal to five percent (5%) of EBITDA.

A copy of the Convertible Promissory Note and the Development Services and Management Agreement are attached as Exhibit 10.1 to this Current Report on Form 8-K.

A copy of the press release issued by Lakes on August 23, 2011 pertaining to the aforementioned agreements is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibit

10.1	The Convertible Promissory Note by and between Lakes Florida Development, LLC and Dania Entertainment Center, LLC, effective August 23, 2011, and the Development Services and Management Agreement by and between Lakes Florida Casino Management, LLC and Dania Entertainment Center, LLC effective August 23, 2011.

99.1	Lakes Entertainment, Inc. Press Release dated August 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC.
(Registrant)

Date: August 26, 2011	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

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